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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT

      THIS AGREEMENT is made and entered into as of the 1st day of January, 2005, by and between LITTELFUSE, INC., a Delaware corporation (the "Company"), and HOWARD B. WITT (the "Consultant");

                                   WITNESSETH:

      WHEREAS, the Company wishes to retain the services of the Consultant in connection with its business, all upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

      1. Consulting Period. The Company agrees to retain the consulting services of the Consultant, and the Consultant agrees to render such consulting services to the Company, subject to the terms and conditions of this Agreement, for the period beginning January 1, 2005, and ending on December 31, 2006 (the "Consulting Period").

      2. Consulting Services. During the Consulting Period, the Consultant agrees to provide such consulting services as may be reasonably requested by the President or the Board of Directors of the Company from time to time, but in no event shall the Consultant be required to work more than 40 hours during any calendar month.

      3. Compensation. During the Consulting Period, the Company agrees to pay the Consultant $22,916.66 each month as compensation for any consulting services rendered by the Consultant hereunder.

      4. Serving as a Director. During the Consulting Period, the Consultant agrees, if requested by the Board of Directors of the Company and elected by the stockholders of the Company, to serve as a director of the Company. If the Consultant is elected as a director of the Company, in addition to the compensation provided for in Section 3 hereof, the Consultant will be paid for his services as a director the compensation paid to the other non-employee directors of the Company for their services as directors of the Company

      5. Termination.

      5.1. The Company may terminate this Agreement at any time during the Consulting Period upon written notice to the Consultant in the event that the Consultant (i) willfully and

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continually fails to perform the consulting services provided for in this
Agreement (other than any such failure resulting from incapacity due to physical or mental illness) and such failure is not cured within twenty days to the reasonable satisfaction of the Board of Directors of the Company; or (ii) engages in any illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

      5.2. In the event the Company terminates this Agreement pursuant to
Section 5.1 hereof: (i) the Company shall pay to the Consultant the compensation provided for in Section 3 hereof accrued up to the date of such termination and shall have no further obligation to pay the Consultant any other compensation under this Agreement for consulting services with respect to any period before or after the date of such termination; and (ii) if requested by the Board of Directors of the Company, the Consultant will resign as a director of the Company.

      6. Working Facilities. During the Consulting Period, the Consultant shall be furnished with office space, furnishings, secretarial assistance and such other facilities and services as the President or the Board of Directors of the Company shall decide are reasonably necessary for the performance of the Consultant's consultant services hereunder; provided, however, that the Company agrees that, so long as Mary Muchoney is reasonably available for this purpose, the Consultant shall be afforded the part-time administrative and secretarial services of Mary Muchoney during the Consulting Period.

      7. Expenses. During the Consulting Period, the Company will reimburse the Consultant for such reasonable business expenses which are incurred by the Consultant in performing his duties hereunder upon the presentation by the Consultant from time to time (and at least monthly) of an itemized account of such expenditures containing such detail as may be reasonably required by the President or the Board of Directors of the Company.

      8. Independent Contractor. The Consultant shall be and remain an independent contractor during the Consulting Period and shall not be deemed to be an employee of the Company for any purpose whatsoever and shall not have, nor shall the Consultant hold the Consultant out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name, or binding upon the Company, unless the Company shall consent thereto in writing.

      9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      10. Notices. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                     If to the Company:

                     Littelfuse, Inc.
                     800 E. Northwest Highway
                     Des Plaines, Illinois 60016
                     Attention: President
                     Facsimile: (847) 824-3865
                     Confirm:   (847) 391-0304

                     If to the Consultant:

                     Howard B. Witt
                     93-A Bateman Road
                     Barrington Hills, Illinois 60010
                     Facsimile: _________________
                     Confirm:   (847) 382-5821

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed delivered, given and received for all purposes of this Agreement as of two business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

      11. Retirement. The Company and the Consultant agree that the Consultant shall be deemed to have retired as an employee of the Company for all purposes on the day preceding the date of this Agreement.

      12. Indemnification. Each party hereto agrees to indemnify the other party hereto against, and to hold it or him harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorneys' fees, which the other party may sustain as a result of, or in connection with, either directly or indirectly, the other party's breach or violation of any of the provisions of this Agreement.

      13. Entire Agreement. This Agreement supersedes all prior agreements and understandings of, and constitutes the entire agreement between, the parties hereto with respect to the subject matter hereof and no modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Consultant and an officer of the Company pursuant to express authority granted by the Board of Directors of the Company.

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      14. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first above written.

LITTELFUSE, INC.

By   /s/ Philip Franklin                          /s/ Howard B. Witt
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Its  Vice President                                   Howard B. Witt
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